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                                                                   EXHIBIT 10.22

                           SIXTH AMENDMENT TO LEASE
                           ------------------------

DATED:                 March 10, 1995

BETWEEN:               NIMBUS OAKS L.L.C.,
                       an Oregon limited liability company
                       111 SW Columbia, Suite 1380
                       Portland, OR 97201                LANDLORD


AND:                   CREDENCE SYSTEMS CORPORATION
                       a Delaware corporation
                       3500 West Warren Avenue
                       Fremont, CA 94538                    TENANT

          Tenant and Pen Nom I Corporation are parties to a lease dated April 3, 1991 which was amended by the following amendatory documents:

          First Amendment to Lease dated August 16, 1991;
          Second Amendment to Lease;
          Third Amendment to Lease dated August 7, 1992;
          Fourth Amendment to Lease dated October 13, 1992; and
          Fifth Amendment to Lease dated November 15, 1993.

All of the foregoing documents together comprise the "Lease." The Lease covers approximately 83,680 square feet of rentable area in Buildings A, B and C and show on Exhibits A attached hereto. The Lease runs through November 15, 1996. ("Existing Term").

          Landlord is successor to the interest of Pen Nom I Corporation. Landlord and Tenant desire to further extend and amend the Lease.

          NOW THEREFORE, the parties agree as follows:

     1.   Term Extension.  The Lease term shall be extended for a term of six
          --------------
(6) years commencing November 16, 1996 and expiring on midnight November 15, 2002. ("Extended Term").

     2.   Rental.  For the remainder of the Existing Term, rental is amended as
          ------
set forth on the following table which also sets forth the rental rates during the Extended Term, based upon the square footages as shown on Exhibit A.

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          02/01/95 - 04/30/95            $.72 sq. ft./mo/NNN
          05/01/95 - 06/30/95            $-0- sq. ft./mo/NNN
          07/01/95 - 04/30/96            $.72 sq. ft./mo/NNN
          05/01/96 - 07/31/96            $-0- sq. ft./mo/NNN
          08/01/96 - 11/15/96            $.72 sq. ft./mo/NNN
          11/16/96 - 11/15/98            $.74 sq. ft./mo/NNN
          11/16/98 - 11/15/00            $.77 sq. ft./mo/NNN
          11/16/00 - 11/15/02            $.80 sq. ft./mo/NNN

     3.   First Right to Lease.
          --------------------

          3.1 Tenant shall have the first right to lease the following spaces in Nimbus Oaks Industry Park according to the terms of paragraph 3.2:

          (a) The remainder of Building D consisting of approximately 48,408 square feet of rentable area,

          (b) A portion of Building E consisting of approximately 21,489 square feet of rentable area,

          (c) The remaining of portion of Building E consisting of approximately 19,600 square feet of rentable area.

          3.2 The foregoing spaces are hereafter referred to as the "Additional Premises." Prior to Landlord commencing to advertise or otherwise market the Additional Premises for lease, it will give written notice to Tenant (the "Notice") of its intent to do so and the rent and other terms upon which the Additional Premise shall be offered for lease, including tenant improvement allowances. Tenant shall have thirty (30) days following receipt of the Notice to accept a lease of the Additional Premises on the terms described in the Notice and the other terms and conditions contained in this Lease. If Tenant fails to give notice accepting the Additional Premises on the terms offered within such 30-day period, then Landlord may thereafter lease the Additional Premises to a third party at rent no less favorable to Landlord and on substantially the same terms as those described in the Notice, without further notice to Tenant. However, if the Additional Premises are offered it rent more favorable than described in the Notice or on any substantially different terms, then the right given to Tenant herein shall be revived and such Additional Premises shall not be offered unless first reoffered to Tenant in accordance herewith.

     4.  Options to Extend.  Except as set forth in the preceding Section 3,
         -----------------
there are no other options to expand the Premises subject to the Lease.

     5.  Tenant Improvement.  Within ninety (90) days after the later of
         ------------------
execution of this Sixth Amendment to Lease or receipt of a building permit, Landlord will build and complete, at

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its expense, a covered canopy over the outdoor patio located adjacent to
Tenant's lunchroom area which shall be to the reasonable satisfaction of Tenant.

     6.  Consultant Fee.  Upon execution of this Sixth Amendment to Lease,
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Landlord shall pay to Colliers Parrish International, Inc. a commission as outlined in the letter from Melvin Mark Brokerage Company dated November 3, 1994 to Colliers Parrish International, Inc.

     7.  Force and Effect.  Except as amended hereby, the Lease shall continue
         ----------------
in full force and effect between the parties; provided, however that any inconsistency between the provisions of the Lease and this Sixth Amendment to Lease shall be resolved in accordance with the terms of this Sixth Amendment to

     8.  Nondisturbance and Attornment.  Landlord represents that it has
         -----------------------------
obtained a mortgage against the property of which the Premises are a part. Landlord will cause its lender to enter into written agreement with Tenant agreeing not to disturb Tenant's possession of the Premises so long as Tenant is materially in compliance with the terms of this Lease. Such agreement will also require Tenant to attorn to and accept as its landlord the lender or any party to whom the lender assigns, and to notify the lender in the event of any default by Landlord so as to give such lender a reasonable time period in which to cure such default before Tenant shall take any action to terminate the Lease.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

          LANDLORD:           NIMBUS OAKS L.L.C.

                           By:    Marzer Venture, Authorized Member
                           By:    Mark Group Partnership IV, Managing Partner
                                  -------------------------------------------

                           Title:
                                  -------------------------------------------
                                      Melvin Mark, Jr., Managing Partner

          TENANT:             CREDENCE SYSTEMS CORPORATION


                           By:
                                  -------------------------------------------

                           Title: Sr. V.P. & CFO
                                  -------------------------------------------

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                                  EXHIBIT "A"

This Exhibit consists of two drawings labeled North Site Plan  and  Plan-Site,
                                              ---------------       ----------
Building 'D' and Building 'E', for Nimbus Oaks Industry Park.  These drawings
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show a basic top view outline of the buildings and the adjacent parking.

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